INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated January 1, 2017) (the “K‑Plan”), is hereby amended effective May 1, 2018, as follows:

1.
By adding the following to the table in Section D-1-2 Eligibility to Share in the Profit Sharing Feature of Supplement D-1, Provisions Relating to the Profit Sharing Feature for Certain Participating Affiliates:

Participating Affiliate	Current Effective Date (Original Effective Date)
Knife River Corporation – Mountain West	May 1, 2018 (January 1, 2015)

Explanation: This amendment replaces Knife River Corporation – Northwest (the Idaho Division) (“IDAHO”) with Knife River Corporation – Mountain West (KRC-MW) as a Participating Affiliate in the Profit Sharing Feature, effective May 1, 2018, due to the Idaho Division of Knife River Corporation – Northwest being spun off into a separate legal entity.

2.
By removing the following entry from the table in Section D-1-2 Eligibility to Share in the Profit Sharing Feature of Supplement D-1, Provisions Relating to the Profit Sharing Feature for Certain Participating Affiliates:

Participating Affiliate	Current Effective Date (Original Effective Date)
Knife River Corporation – Northwest (the Idaho Division)	January 1, 2015

Explanation: This amendment removes IDAHO as a Participating Affiliate in the Profit Sharing Feature, effective May 1, 2018, due to IDAHO being spun off into a separate legal entity.

3.	By removing the second entry in Schedule B and replacing it with the following:

Knife River Corporation – Mountain West (formerly known as Knife River Corporation – Northwest (the Idaho Division) shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost without regard to any employer Matching and Profit Sharing Contributions pursuant to Supplement G.

Effective May 1, 2018.

Explanation: This amendment revises Schedule B to reflect the Davis-Bacon provisions for KRC-MW, effective May 1, 2018, due to IDAHO being spun off into a separate legal entity.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the K-Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee on this 25 day of April, 2018.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By: /s/Jason L. Vollmer
Jason L. Vollmer, Chairman

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